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                                                                   Exhibit 23.1

              CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statements (Forms S-8, No. 333-014186, 333-30111, 333-42656, and Form S-3, No. 333-42798)
pertaining to the 1995 Director Stock Option Plan, 1995 Employee Stock Purchase Plan and 1993 Stock Plan of Conceptus, Inc. of our report dated February 1, 2001, with respect to the consolidated financial statements of Conceptus, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

Palo Alto, California
March 23, 2001